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                                                                    EXHIBIT 3.4

                       CERTIFICATE OF OWNERSHIP AND MERGER
             MERGINGVISIJET, INC. INTO PONTE NOSSA ACQUISITION CORP.

(Under Section 253 of the General     Corporation Law of the State Of Delaware)

Ponte Nossa Acquisition Corp., a Delaware corporation (the "Corporation") hereby certifies that:

         1. That the Corporation was incorporated and duly organized pursuant to the General Corporation Law of the State of Delaware.

         2. That the Corporation owns all of the outstanding shares of each class of the capital stock of VisiJet, Inc., a California corporation ("Subsidiary Corporation")

         3. That the Corporation, by resolutions duly adopted by its Board of Directors on the 11th day of February, 2003, determined to merge with and into itself Subsidiary Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware, effective immediately, pursuant to the following resolutions:

         RESOLVED, that Parent Corporation merge with and into itself its subsidiary, Subsidiary Corporation, and assume all of Subsidiary Corporation's liabilities and obligations;

         RESOLVED FURTHER, that ARTICLE I of the Certificate of Incorporation of the Corporation be amended to read as follows:

                  The name of this corporation is VisiJet, Inc.

         RESOLVED FURTHER, that the Vice President and Secretary of this corporation be, and they hereby are, authorized and directed to execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolutions to so merge said Subsidiary Corporation into this corporation and to assume said subsidiary's liabilities and obligations and to file the same with the Secretary of State of Delaware, and do all acts and things whatsoever within or without the State of Delaware, as may be necessary and proper to effect the merger.

         In Witness Whereof, said Parent Corporation has caused this certificate to be signed by Randal Bailey, its Vice President, and Laurence Schreiber, its Secretary, this 11th day of February, 2003.


                                                  Ponte Nossa Acquisition Corp.

                                                  By /S/ RANDAL A. BAILEY
                                                     -------------------------
                                                     Vice President

                                                  By /S/ LAURENCE M. SCHREIBER
                                                     -------------------------
                                                     Secretary